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                                                                     Exhibit 5.1

                        PAUL, HASTINGS, JANOFSKY & WALKER



                                  June 25, 1996





Charter Communications Southeast Holdings, L.P.
Charter Communications Southeast
  Holdings Capital Corporation
12444 Powerscourt Drive, Suite 400
St. Louis, Missouri 63131

                 CHARTER COMMUNICATIONS SOUTHEAST HOLDINGS, L.P.
                        CHARTER COMMUNICATIONS SOUTHEAST
                          HOLDINGS CAPITAL CORPORATION
             REGISTRATION STATEMENT ON FORM S-4 (REG. NO. 333-3774)
             ------------------------------------------------------

Ladies and Gentlemen:

                  This opinion is delivered in our capacity as counsel to Charter Communications Southeast Holdings, L.P. and Charter Communications Southeast Holdings Capital Corporation (collectively, the "Issuers") in connection with the Issuers' registration statement on Form S-4 (File No. 333-3774) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering by the Issuers of up to $146,820,000 aggregate principal amount at maturity of Series B Senior Secured Discount Debentures due 2007 (the "Debentures").


                  In connection with this opinion, we have examined copies or originals of such documents, resolutions, certificates and instruments of the Issuers as we have deemed necessary to form a basis for the opinion hereinafter expressed. In addition, we have reviewed certificates of public officials, statutes, records and other instruments and documents as we have deemed necessary to form a basis
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Charter Communications Southeast Holdings, L.P.
Charter Communications Southeast Holdings
 Capital Corporation
June 25, 1996
Page 2



for the opinion hereinafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures, and the authority of all persons or entities signing all documents examined by us and (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as certified, conformed or photostatic copies. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Issuers.

                  Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, when the Debentures have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Issuers against payment therefor as contemplated by Registration Statement, the Debentures will be legally issued and will constitute binding obligations of the Issuers.

                  We hereby consent to being named as counsel to the Issuers in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                            Very truly yours,

                                    /s/ Paul, Hastings, Janofsky & Walker